Exhibit 99.1

Catalyst Pharmaceuticals Further Strengthens FIRDAPSE® U.S. Patent Portfolio

Three New Patents Covering Additional Patient Amifampridine Metabolizer Types have been Allowed and will Issue in March 2022

Reinforces and Diversifies FIRDAPSE Long-Term Patent Portfolio

Patent Portfolio Provides Intellectual Property Protection Until 2034

CORAL GABLES, Fla., March 02, 2022 (GLOBE NEWSWIRE) — Catalyst Pharmaceuticals, Inc. (“Catalyst”) (Nasdaq: CPRX), a commercial-stage, patient-centric biopharmaceutical company focused on in-licensing, developing, and commercializing novel high-quality medicines for patients living with rare diseases, today announced that the United States Patent and Trademark Office (“USPTO”) has notified Catalyst that an additional patent covering FIRDAPSE® (amifampridine) Tablets 10 mg, the Company’s proprietary formulation of amifampridine, will issue on March 8, 2022, and that two additional patents will issue on March 15, 2022. FIRDAPSE is currently the only approved treatment of adults with Lambert-Eaton myasthenic syndrome (“LEMS”) in the U.S.

The new patents are directed to the treatment of patients suffering from LEMS who have two N-acetyl transferase 2 (NAT2) fast alleles, one fast and one slow allele, or two slow alleles. Along with Catalyst’s two current patents, the new patents cover the treatment of all amifampridine metabolizer types within the LEMS patient population.

“We are pleased to have been notified about these new U.S. patents that will further fortify our intellectual property estate to provide lasting durability for our flagship product,” said Patrick J. McEnany, Chairman and Chief Executive Officer of Catalyst. “As part of our portfolio strategy, we will continue to execute on our key initiatives to strengthen and protect the long-term commercial potential of FIRDAPSE, which currently has patent exclusivity protection in the U.S. until 2034.”

“The claims in these three new patents, combined with our two previously issued patents, provide comprehensive protection for the FIRDAPSE franchise, regardless of the NAT2 metabolizer status of the patients,” commented Steven Miller, Ph.D., Chief Operating Officer and Chief Scientific Officer of Catalyst. “The issuance of these new patents will further extend FIRDAPSE’s growing intellectual property portfolio. Plans are underway to submit these additional patents for inclusion in the FDA Orange Book after their issuances on March 8 and March 15, 2022, respectively. Along with the two patents currently listed, this will bring the total number to five patents listed.”

About FIRDAPSE®

FIRDAPSE® (amifampridine) Tablets 10 mg is an oral, nonspecific, voltage-dependent, potassium (K+) channel blocker that causes depolarization of the presynaptic membrane and slows or inhibits repolarization. This action results in the opening of slow voltage-dependent calcium (Ca2+) channels, allowing for a subsequent influx of Ca2+. In turn, it induces the exocytosis of synaptic vesicles containing Acetylcholine (ACh) to release more ACh into the synaptic cleft, enhancing neuromuscular transmission and providing for improved muscle function.

About Catalyst Pharmaceuticals

Catalyst Pharmaceuticals is a commercial-stage, patient-centric biopharmaceutical company focused on in-licensing, developing, and commercializing novel high-quality medicines for patients living with rare diseases. With exceptional patient focus, Catalyst is committed to developing a robust pipeline of cutting-edge, first- or best-in-class medicines for other rare diseases. Catalyst’s New Drug Application for FIRDAPSE® (amifampridine) Tablets 10 mg for the treatment of adults with Lambert-Eaton myasthenic syndrome (“LEMS”) was approved in 2018 by the U.S. Food & Drug Administration (“FDA”), and FIRDAPSE is commercially available in the United States as a treatment for adults with LEMS. Further, Canada’s national healthcare regulatory agency, Health Canada, has approved the use of FIRDAPSE for the treatment of adult patients in Canada with LEMS.

For more information, visit the Company’s website at www.catalystpharma.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Catalyst’s actual results in future periods to differ materially from forecasted results. A number of factors, including (i) the scope of protection from competition provided by Catalyst’s patent portfolio, (ii) whether any of Catalyst’s other pending patents for FIRDAPSE® will be issued, and (iii) those factors described in Catalyst’s Annual Report on Form 10-K for the fiscal year 2020 and Catalyst’s other filings with the U.S. Securities and Exchange Commission (“SEC”), could adversely affect Catalyst. Copies of Catalyst’s filings with the SEC are available from the SEC, may be found on Catalyst’s website, or may be obtained upon request from Catalyst. Catalyst does not undertake any obligation to update the information contained herein, which speaks only as of this date.